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                                                                   Exhibit 23.1




                        CONSENT OF INDEPENDENT AUDITORS


  We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-15859) pertaining to the 1996 Stock Award and Long Term Incentive Plan, the National-Oilwell, Inc. Value Appreciation and Incentive Plan A and the National-Oilwell, Inc. Value Appreciation and Incentive Plan B of our report dated February 4, 1997, with respect to the consolidated financial statements of National-Oilwell, Inc. and its predecessor included in this Annual Report on Form 10-K for the year ended December 31, 1996.



                                                  ERNST & YOUNG LLP

  Houston, Texas
  March 10, 1997